Exhibit 10.2.5

FIFTH AMENDMENT

TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 17, 2012 (this “Amendment”) to the Existing Credit Agreement (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) is entered into by and among W.E.T. AUTOMOTIVE SYSTEMS, AG, a German stock corporation (the “German Borrower”), W.E.T. AUTOMOTIVE SYSTEMS LTD., a Canadian corporation (together with the German Borrower, the “Borrowers” and each, a “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), BANC OF AMERICA SECURITIES LIMITED, as administrative agent (in such capacity, the “Administrative Agent”) and BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer (“Bank of America”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, Bank of America and the Administrative Agent are all parties to the Credit Agreement, dated as of March 30, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend and waive certain provisions of the Existing Credit Agreement and the Lenders are willing to effect such amendments and waivers, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Bank of America” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“German Borrower” is defined in the preamble.

“Lender” is defined in the preamble.

SECTION 1.2.Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1.Amendments to Article I.

SECTION 2.1.1.Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“DEG Loan Agreement” means that certain loan agreement made between DEG – Deutsche Investitions – und Entwicklungsgesellschaft mbH, as lender, and WET China, as borrower, in the form approved by the Administrative Agent as of the Fifth Amendment Effective Date, with any changes thereto as may be approved by the Administrative Agent in its sole and absolute discretion.

“Fifth Amendment Effective Date” means December 17, 2012.

“JCI Patent Acquisition” means the acquisition of certain intellectual property by the German Borrower pursuant to that certain Mutual Termination Agreement, dated on or about September 25, 2012, by and between Johnson Controls Technology Company, a Michigan corporation, and the German Borrower.

“WET China Expansion” means the expansion and improvement by WET China of the production facilities located in the LangFang Development Zone, the Peoples Republic of China as further described in the WET China Project Description.

“WET China Project Description” means the description of the WET China Expansion, as more fully set forth on Schedule 7.02(h) attached hereto.

“WET Mexico” means W.E.T. Sistemas Automotrices S.A. de C.V., a Mexican company having its registered office at Carr. Presa La Amistad Km 7.5, Parque Industrial La Paz, Ciudad Acuna, Coahuila, Mexico.

“WET Mexico Lease” means any acquisition or lease of manufacturing facilities by any Loan Party or WET Mexico in Mexico.

SECTION 2.1.2.The definition of “Alternative Currency Sublimit” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the reference to “€10,000,000” and replacing it with “€20,000,000”.

SECTION 2.1.3.The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the table set forth in such definition in its entirety as follows:

Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate; Letters of Credit	Commitment Fee
1	<0.50:1.00	1.75%	0.50%
2	≥0.50:1.00 but <0.75:1.00	2.25%	0.50%
3	≥0.75:1.00	2.50%	0.50%

SECTION 2.1.4.The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately after the reference to “Section 7.03,” set forth therein:

“plus (iii) the aggregate amount of all regularly scheduled payments in connection with the JCI Patent Acquisition,”

SECTION 2.1.5.The definition of “Consolidated Funded Indebtedness” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Funded Indebtedness” means, as of any date of determination, for the German Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) all installment payments due and payable by the German Borrower in connection with the JCI Patent Acquisition, (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the German Borrower or any Subsidiary, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the German Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the German Borrower or such Subsidiary.

SECTION 2.1.6.The definition of “Letter of Credit Sublimit” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the reference to “€2,000,000” and replacing it with “€7,000,000”.

SECTION 2.1.7.Clause (b) of the definition of “Screen Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) with respect to Loans denominated in an Alternative Currency, the British Bankers’ Association Interest Settlement Rate or successor thereto if the British Bankers’ Association is no longer making an Interest Settlement Rate available for the relevant currency and period,”

SECTION 2.2.Amendments to Article VII.

SECTION 2.2.1.Section 7.01 of the Existing Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (k) thereof, (ii) deleting the “.” at the end of clause (l) thereof and replacing it with “; and”, and (iii) inserting the following new clause (m) immediately after clause (l) thereof:

“(m) Liens against the assets of WET China granted pursuant to the DEG Loan Agreement securing the Indebtedness incurred by WET China permitted under Section 7.03(l).”

SECTION 2.2.2.Section 7.02(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Investments of the German Borrower in any Unrestricted Loan Party and Investments of any Material Subsidiary in the German Borrower or in another Material Subsidiary (other than any Chinese Subsidiary or WET Ukraine); provided that, notwithstanding the foregoing, (x) each of the German Borrower and WET Hungary shall be permitted to make Investments in the form of advance loans and other similar Indebtedness to WET Ukraine to be used by WET Ukraine (i) for Capital Expenditures and working capital purposes, but only in an aggregate amount not to exceed (A) €2,000,000 from May 16, 2011 through December 31, 2011 and (B) €3,500,000 during any calendar year commencing January 1, 2012 and thereafter and (ii) for WET Ukraine’s proposed warehouse expansion, but only in an aggregate amount not to exceed €3,000,000; provided that the German Borrower shall be permitted to increase its Investment in the Equity Interest of WET Ukraine in an amount not to exceed €7,000,000, (y) the German Borrower or any Material Subsidiary shall be permitted to make Investments in the form of advance loans and other similar Indebtedness to WET China in connection with the WET China Expansion in an aggregate amount not to exceed €6,000,000 and (z) the conversion of any past due trade accounts payable due and payable by WET Ukraine to WET Hungary to Indebtedness, in an aggregate amount not to exceed €6,500,000, shall be permitted hereunder;”

SECTION 2.2.3.Section 7.03 of the Existing Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (j) thereof, (ii) deleting the “.” at the end of clause (k) thereof and replacing it with “;”, and (iii) inserting the following new clauses (l), (m) and (n) immediately after clause (k) thereof:

“(l) Indebtedness incurred by WET China under the DEG Loan Agreement, in an aggregate principal amount not to exceed €4,000,000;

(m) Indebtedness incurred or deemed to be incurred in connection with the JCI Patent Acquisition; and

(n) Guarantees by any Loan Party in connection with the WET Mexico Lease.”

SECTION 2.2.4.Section 7.06(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)(i) the German Borrower may make Restricted Payments, including in cash (A) to any other Unrestricted Loan Party that, directly or indirectly, owns an Equity Interest in the German Borrower and (B) to any other Person in accordance with the Domination Agreement and (ii) each Material Subsidiary may make Restricted Payments to the Borrowers, the Subsidiary Guarantors and any other Unrestricted Loan Party that owns an Equity Interest in such Material Subsidiary, in each case, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; provided that WET China shall not make any such Restricted Payment to the German Borrower or WET Malta at any time during the occurrence and continuance of an event of default under the DEG Loan Agreement;”

SECTION 2.2.5.Section 7.09 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the Domination Agreement or the DEG Loan Agreement) that (a) limits the ability (i) of any Material Subsidiary to make Restricted Payments to either Borrower or any Guarantor or to otherwise transfer property to either

Borrower or any Guarantor, (ii) of any Material Subsidiary to Guarantee the Indebtedness of either Borrower or any Guarantor or (iii) of either Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.”

SECTION 2.2.6.Section 7.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.14 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.03 and refinancings and refundings of such Indebtedness in compliance with Section 7.03(b), (c) regularly scheduled or required repayments or redemptions of Indebtedness permitted under Section 7.03(f) and (i); provided that WET China shall not make any payment on any such Indebtedness permitted under Section 7.03(f) at any time during the occurrence and continuance of an Event of Default; provided further that the German Borrower may reduce any intercompany Indebtedness due and owing from WET Ukraine at any time and from time to time prior to the due date for regularly scheduled payments or the maturity thereof solely to the extent such reduction is made with a corresponding increase of the Equity Interest of the German Borrower in WET Ukraine and (d) regularly scheduled installment payments in connection with the JCI Patent Acquisition.”

SECTION 2.2.7.Section 7.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.17 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (excluding Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the German Borrower and its Material Subsidiaries, on a consolidated basis, in respect of all such obligations (other than building leases and other such obligations as lessee as in effect on the Fifth Amendment Effective Date and any refinancings, refundings, renewals or extensions thereof; provided that the obligations in connection with the WET Mexico Lease shall not exceed $8,000,000 in the aggregate) to exceed €2,500,000 payable in any period of 12 consecutive months.”

SECTION 2.3.Amendment to Article VIII.

SECTION 2.3.1.Section 8.01(b) of the Existing Credit Agreement is hereby amended by deleting the reference to “, 6.18”.

SECTION 2.4.Amendments to Schedules.

SECTION 2.4.1.Schedule 2.01 to the Existing Credit Agreement is hereby amended in its entirety as set forth on Annex I attached hereto.

SECTION 2.4.2.Schedule 7.02(h) attached hereto as Annex II is hereby added as a new Schedule 7.02(h) to the Existing Credit Agreement in the appropriate numerical order.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on and as of the date first written above (the “Amendment Effective Date”) when the following conditions have been met:

SECTION 3.1.Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and the Required Lenders.

SECTION 3.2.Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, if then invoiced, including fees and expenses of counsel to the Administrative Agent.

SECTION 3.3.Amendment Fee. The Administrative Agent shall have received, for the ratable benefit of each Lender that has delivered (including by way of facsimile or email) its executed signature page to this Amendment to the attention of Miller Smith at Mayer Brown LLP, 214 N. Tryon Street, Suite 3800, Charlotte, North Carolina 28202, facsimile number: (704) 377-2033, email address: msmith@mayerbrown.com, at or prior to 5:00 p.m. (Eastern time) on December 13, 2012 (each such Lender, a “Consenting Lender”), according to such Consenting Lender’s Applicable Percentage (as determined on the Amendment Effective Date after giving effect to this Amendment), a non-refundable fee in an amount equal to the product of (a) 0.125% times (b) the sum of (i) the aggregate Revolving Credit Commitments (as in effect on the Amendment Effective Date) plus (ii) the aggregate principal amount of Term Loans outstanding (as of the Amendment Effective Date) which fee shall be deemed fully earned on the Amendment Effective Date and shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1.Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2.Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended or waived hereby, including Article X thereof.

SECTION 4.3.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 4.6.Full Force and Effect; Limited Amendment and Waiver. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment and waiver set forth herein shall be limited precisely as provided for herein to the provisions expressly amended or waived herein and shall not be deemed to be an amendment to or modification or waiver of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 4.7.Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders that, both before and after giving effect to this Amendment, all statements set forth in clauses (a) and (b) of Section 4.03 of the Credit Agreement are true and correct.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

W.E.T. AUTOMOTIVE SYSTEMS, AG,
a German stock corporation

By:	/s/ Frithjof Oldorff /s/ Thomas Liedl
Name: Frithjof Oldorff
Title: COO

By:	/s/ Thomas Liedl
Name: Thomas Liedl
Title: CFO

W.E.T. AUTOMOTIVE SYSTEMS LTD., a Canadian corporation

By:	/s/ Caspar Baumhauer
Name: Caspar Baumhauer
Title: CEO

BANC OF AMERICA SECURITIES LIMITED, as Administrative Agent

By:	/s/ Paula Beattie
Name: Paula Beattie
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ David K. Komrska
Name: David K. Komrska
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas A. Lakocy
Name: Thomas A. Lakocy
Title: Senior Banker

COMERICA BANK

By:	/s/ Kimberly S. Kersten
Name: Kimberly S. Kersten
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Steven J. McCormack
Name: Steven J. McCormack
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John E. Stinson
Name: John E. Stinson
Title: Senior Vice President

ANNEX I

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	EUR Term Loan Commitment	USD Term Loan Commitment	Term Loan Percentage	Revolving Credit Commitment	Applicable Revolving Credit Percentage
Bank of America, N.A.	€1,750,609.16	$2,361,113.44	22.3828742%	€4,476,574.84	22.3828742%
JPMorgan Chase Bank, N.A.	€1,672,223.67	$2,255,391.93	21.3806558%	€4,276,131.16	21.3806558%
Comerica Bank	€1,672,223.67	$2,255,391.93	21.3806558%	€4,276,131.16	21.3806558%
The Huntington National Bank	€1,489,324.21	$2,008,708.44	19.0421466%	€3,808,429.32	19.0421466%
KeyBank National Association	€1,236,818.44	$1,668,144.26	15.8136676%	€3,162,733.52	15.8136676%
Total	€7,821,199.15	$10,548750.00	100.000000000%	€20,000,000	100.000000000%

ANNEX II

SCHEDULE 7.02(h)

WET CHINA PROJECT DESCRIPTION

The Registrant hereby agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.